Exhibit 99.1

Navidea Biopharmaceuticals Announces Results of the Annual Shareholder Meeting

Provides Update Related to the Upcoming FDA Meeting to Confirm the Results of the Phase 2 Trial and Detail the Planned Phase 3 Trial for Rheumatoid Arthritis

DUBLIN, Ohio -- Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or “the Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, today announced preliminary results of matters voted upon during the Company’s 2018 annual general meeting of shareholders (the “AGM”).

At the AGM, shareholders:

●	Re-elected Dr. Claudine Bruck to the Company’s Board of Directors
●	Voted for an increase in the aggregate number of shares of common stock authorized for issuance under the Company’s 2014 Stock Incentive Plan by 10,000,000 shares
●	Ratified Marcum LLP as Navidea’s independent registered public accountant for 2018

The proposal to approve a potential amendment to the Company’s amended and restated certificate of incorporation to effect a reverse split of the Company’s common stock, as determined by the Board of Directors at its discretion, of a ratio of not less than one-for-five and not more than one-for-twenty, requires the affirmative vote of holders of a majority of our Common Stock outstanding for approval. At the time of the AGM, holders of a majority of Navidea’s Common Stock voted were in favor of the amendment, however not enough outstanding shares had been voted to approve the proposal. As a result, the AGM was adjourned to Monday, August 20, 2018 in order to give shareholders who had not yet voted an opportunity to vote on the proposal.

Results are considered preliminary, with final figures reported on a Form 8-K to be filed with the Securities and Exchange Commission.

At the AGM, the Company also provided details regarding its upcoming meeting with the U.S. Food and Drug Administration (“FDA”). This meeting represents the culmination of highly successful Phase 1 and Phase 2 clinical trials in the quantitative assessment of rheumatoid arthritis (“RA”) disease. During this meeting, Navidea will discuss the Phase 2 trial results and present its proposed Phase 3 trial design for the submission of a New Drug Application for an expansive diagnostic market in RA. The tilmanocept diagnostic technology for RA also represents a disruptive technology in diagnosing and treating the disease. This approach to disease assessment is the first clinically objective approach to quantitatively diagnosing RA. Following successful results of the proposed Phase 3 trial, the company would be eligible to submit these findings to the FDA for approval of Navidea’s first commercial product since Lymphoseek.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept™ platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc 99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. The development activities of the Manocept immunotherapeutic platform are being conducted by Navidea in conjunction with its subsidiary, Macrophage Therapeutics, Inc. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts.

For more information, please visit www.navidea.com.

Forward-Looking Statements

This release and any oral statements made with respect to the information contained in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: the timing of, and our ability to, move forward with our business plans, including as they relate to Macrophage Therapeutics, Inc., general economic and business conditions, both nationally and in our markets; our history of losses and uncertainty of future profitability; the final outcome of the CRG litigation in Texas; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; our expectations and estimates concerning future financial performance, financing plans and the impact of competition; our ability to raise capital sufficient to fund our development and commercialization programs; our ability to implement our growth strategy; anticipated trends in our business; advances in technologies; and other risk factors set forth in this report and detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Contacts

Navidea Biopharmaceuticals, Inc.

Jed Latkin, Interim CEO/CFO/COO, 614-551-3416

jlatkin@navidea.com

or

Edison Advisors

Joseph Green, 646-653-7030

jgreen@edisongroup.com

Source: Navidea Biopharmaceuticals, Inc.